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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Navistar International Corporation and Navistar Financial Corporation on Form S-3 of our reports dated December 10, 2001, included and incorporated by reference in the Annual Reports on Form 10-K of Navistar International Corporation and Navistar Financial Corporation for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




DELOITTE & TOUCHE LLP
Chicago, Illinois

June 7, 2002